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                                                                    EXHIBIT 21
                                  SUBSIDIARIES

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           NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
           ------------------                                -----------------------------
The Outdoor Footwear Company                                  Delaware
The Timberland Finance Company                                Delaware
The Timberland World Trading Company                          Delaware
Timberland Europe, Inc.                                       Delaware
Timberland International Sales Corporation                    U.S. Virgin Islands
Timberland Direct Sales, Inc.                                 Delaware
Timberland Retail, Inc.                                       Delaware
Timberland Manufacturing Company                              Delaware
Timberland Aviation, Inc.                                     Delaware
Timberland Netherlands, Inc.                                  Delaware
(Formerly Timberland Scandinavia, Inc.)
Timberland International, Inc.                                Delaware
Timberland SAS                                                France
Timberland World Trading GmbH                                 Germany
Timberland (UK) Limited                                       United Kingdom
Timberland GmbH                                               Austria
Timberland Espana, S.A.                                       Spain
The Recreational Footwear Company (Dominicana), S.A.          Dominican Republic
Component Footwear Dominicana, S.A.                           Dominican Republic
Timberland Footwear & Clothing Company Inc.                   Canada
Les Vetements & Chaussures Timberland Inc.
Timberland Netherlands Holdings B.V.                          The Netherlands
Timberland Asia LLC                                           Delaware
Timberland Taiwan LLC                                         Delaware
Timberland Hong Kong Ltd.                                     Hong Kong
Timberland Japan, Inc.                                        Japan
Timberland Lifestyle Brand Malaysia Sdn Bhd                   Malaysia
Timberland Lifestyle Brand Singapore Pte. Ltd.                Singapore
Timberland Korea Yuhan Hoesa                                  Korea
Timberland Canada Co.                                         Canada

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